UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 July 25, 2005

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On July 25, 2005 TriCo Bancshares announced its quarterly earnings for the period ended June 30, 2005. A copy of the press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

(c)  Exhibits

         99.1  Press release dated July 25, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  July 25, 2005          By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated July 25, 2005

PRESS RELEASE                                    Contact:   Thomas J. Reddish
For Immediate Release                            Executive Vice President & CFO
                                                 (530) 898-0300


                  TRICO BANCSHARES ANNOUNCES RECORD EARNINGS IN
                              SECOND QUARTER 2005

CHICO, Calif. - (July 25, 2005) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced record quarterly earnings of $5,737,000 for the quarter ended June 30, 2005. This represents an 18.4% increase when compared with earnings of $4,847,000 for the quarter ended June 30, 2004. Diluted earnings per share for the quarter ended June 30, 2005 increased 16.7% to $0.35 from $0.30 for the quarter ended June 30, 2004. Total assets of the Company increased $174,554,000 (11.3%) to $1,720,643,000 at June 30, 2005 from $1,546,089,000 at June 30, 2004. Total loans of the Company increased $171,588,000 (15.9%) to $1,250,052,000 at June 30, 2005 from
$1,078,464,000 at June 30, 2004. Total deposits of the Company increased $132,825,000 (10.5%) to $1,400,177,000 at June 30, 2005 from $1,267,352,000 at
June 30, 2004. Diluted earnings per share for the six months ended June 30, 2005 and 2004 were $0.67 and $0.59, respectively, on earnings of $10,976,000 and $9,624,000, respectively.

The increase in earnings from the quarter ended June 30, 2004 was due to a $1,580,000 (9.0%) increase in net interest income to $19,121,000, and a $744,000
(57.0%) decrease in provision for loan losses. These contributing factors were partially offset by a $632,000 (9.1%) decrease in noninterest income to $6,310,000 and a $110,000 (0.7%) increase in noninterest expense to $15,517,000 for the quarter ended June 30, 2005 compared to the quarter ended June 30, 2004.

The increase in net interest income was the net effect of a $159,894,000 (11.8%) increase in the average balance of interest-earning assets to $1,511,668,000 and a 0.15% decrease in net interest margin on those interest-earning assets to 5.12% versus the quarter ended June 30, 2004. The decrease in net interest margin is mainly due to rising short-term interest rates, and steady to declining long-term interest rates, during the period from June 30, 2004 to June 30, 2005.

The $744,000 decrease in provision for loan losses was due to the continued improvement in the credit quality of the Company's loan portfolio. Net loan charge-offs during the quarter were $232,000. Nonperforming loans, net of government agency guarantees, were $2,922,000 at June 30, 2005 compared to $4,931,000 and $3,886,000 at December 31, 2004 and June 30, 2004, respectively.
The Company's allowance for losses, which consists of the allowance for loan losses and the reserve for unfunded commitments, was $16,563,000 or 1.32% of total loans outstanding and 567% of nonperforming loans compared to $15,529,000 or 1.44% of total loans outstanding and 327% o nonperforming loans at June 30, 2004.

Included in the results for the quarter ended June 30, 2004 was a $570,000 recovery of mortgage servicing rights valuation allowance, and $182,000 from gain on sale of other real estate. Excluding these items, noninterest income for the quarter ended June 30, 2004 would have been $6,190,000, and the $6,310,000 of noninterest income for the quarter ended June 30, 2005 would have represented a $120,000 (1.9%) increase.

Noninterest expense for the second quarter of 2005 increased $110,000 (0.7%) to $15,517,000 from $15,407,000 in the second quarter of 2004. The increase in noninterest expense was the result of a $32,000 (0.4%) decrease in salary and benefit expense to $8,408,000 offset by a $142,000 net increase in other noninterest expense categories. The decrease in salary and benefits expense was the net result of annual salary increases, and new employees from the opening of de-novo branches in Woodland (November 2004), and Lincoln (February 2005), offset by reduced incentive commissions, overtime, and workers compensation expense. Included in the $142,000 net increase in other noninterest income categories was a $101,000 increase in advertising expense, and a $324,000 decrease in professional fees.

As of June 30, 2005, the Company had repurchased 341,100 shares of its common stock under its stock repurchase plan announced on July 31, 2003 and amended on April 9, 2004, which left 158,900 shares available for repurchase under the plan.

Richard Smith, President and Chief Executive Officer commented, "We are pleased with the performance of our company during the quarter ended June 30, 2005. Loan growth during this most recent quarter was strong, and the credit quality of our loan portfolio remained excellent and continued to improve. Deposit growth of nearly eleven percent from the year-ago quarter end and another quarter of double-digit growth in earnings per share when compared to the year-ago quarter are evidence that our growth strategy has been effective. We will continue to execute our growth strategy throughout the Central Valley of California as evidenced by the announcement of the start of construction of a new Sacramento banking and financial center on June 1, 2005." The location for the new financial center is across from Arden Fair Mall on Challenge Way, a popular and convenient area for entertainment, shopping and dining. The anticipated grand opening is currently planned for September 2005. The Arden Fair branch will remain open during construction. "We are acting on our promise to open more branches in the Sacramento area," said Mr. Smith, "We have taken the time needed to build an infrastructure, now we are ready to fully present the Tri Counties Bank community banking philosophy to the Sacramento market. Our Arden Fair hub will connect the network of branches we have in place throughout Sacramento and will solidify our goal to become the community bank of choice in the Sacramento Valley." Tri Counties Bank has been aggressively opening new branches throughout Sacramento for the past five years. The bank announced last summer its plan to open six additional branches in the Sacramento area, three of which have already started serving customers inside Raley's and Bel Air supermarkets in Woodland, Lincoln and Folsom.

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 30-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 15 in-store branch locations in 22 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 60 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.



                                      TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                 (Unaudited. Dollars in thousands, except per share data)
                                                    Three months ended
                                              -----------------------------------------------------------------------------
                                                 June 30,       March 31,     December 31,   September 30,     June 30,
                                                   2005            2005           2004            2004           2004
                                               -----------------------------------------------------------------------------
Statement of Income Data
      Interest income                                 $23,910        $22,636         $22,441        $21,951        $20,628
      Interest expense                                  4,789          4,121           3,768          3,494          3,087
      Net interest income                              19,121         18,515          18,673         18,457         17,541
      Provision (benefit) for loan losses                 561            100            (183)         1,166          1,305
      Noninterest income:
         Service charges and fees                       4,505          4,062           4,266          4,434          4,910
         Other income                                   1,805          1,265           1,470          1,927          2,032
      Total noninterest income                          6,310          5,327           5,736          6,361          6,942
      Noninterest expense:
         Salaries and benefits                          8,408          8,369           8,265          8,319          8,440
         Intangible amortization                          346            343             343            343            343
         Provision for losses -
          unfunded commitments                             39            100             483            134             (5)
         Other expense                                  6,724          6,301           6,724          6,427          6,629
      Total noninterest expense                        15,517         15,113          15,815         15,223         15,407
      Income before taxes                               9,353          8,629           8,777          8,429          7,771
      Net income                                       $5,737         $5,239          $5,355         $5,203         $4,847
Share Data (1)
      Basic earnings per share                          $0.37          $0.33           $0.34          $0.33          $0.31
      Diluted earnings per share                         0.35           0.32            0.33           0.32           0.30
      Book value per common share                        9.10           8.87            8.79           8.64           8.20
      Tangible book value per common share              $7.81          $7.57           $7.45          $7.33          $6.87
      Shares outstanding                           15,684,092     15,733,517      15,723,317     15,697,817     15,639,897
      Weighted average shares                      15,701,867     15,729,725      15,712,605     15,672,300     15,639,556
      Weighted average diluted shares              16,288,728     16,366,705      16,396,447     16,247,422     16,215,160
Credit Quality
      Non-performing loans, net of
          government agency guarantees                 $2,922         $4,072          $4,906         $4,931         $3,886
      Other real estate owned                               -              -               -              -            628
      Loans charged-off                                   513            295             579            687            178
      Loans recovered                                    $281           $233            $120            $74           $110
      Allowance for losses to total loans(2)            1.32%          1.37%           1.37%          1.44%          1.44%
      Allowance for losses to NPLs(2)                    567%           398%            296%           329%           400%
      Allowance for losses to NPAs(2)                    567%           398%            296%           329%           344%
Selected Financial Ratios
      Return on average total assets                    1.37%          1.29%           1.35%          1.34%          1.29%
      Return on average equity                         16.03%         14.83%          15.44%         15.57%         14.97%
      Average yield on loans                            6.85%          6.69%           6.82%          6.87%          6.82%
      Average yield on interest-earning assets          6.39%          6.25%           6.33%          6.35%          6.18%
      Average rate on interrest-bearing liabilities     1.62%          1.43%           1.35%          1.25%          1.14%
      Net interest margin (fully tax-equivalent)        5.12%          5.12%           5.28%          5.35%          5.27%
      Total risk based capital ratio                    11.5%          11.9%           11.9%          12.4%          12.4%
      Tier 1 Capital ratio                              10.5%          10.8%           10.7%          11.0%          10.9%

(1)      Share and per share data for all periods have been adjusted to reflect the 2-for-1 stock split announced
         March 11, 2004 payable on April 30, 2004 to shareholders of record on April 9, 2004.
(2)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.




                                     TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
                                (Unaudited. Dollars in thousands, except per share data)
                                                       Three months ended
                                                    ---------------------------------------------------------------------
                                                      June 30,    March 31,    December 31,  September 30,    June 30,
                                                        2005         2005          2004           2004          2004
                                                    ---------------------------------------------------------------------
Balance Sheet Data
      Cash and due from banks                            $79,287      $77,365        $70,037        $64,318      $65,512
      Federal funds sold                                     235          181              -              -            -
      Securities, available-for-sale                     288,902      293,730        286,013        286,067      302,341
      Federal Home Loan Bank Stock                         7,440        6,781          6,781          6,719        6,642
      Loans
         Commercial loans                                137,620      125,354        140,332        151,998      146,262
         Consumer loans                                  456,247      425,437        410,198        384,560      357,901
         Real estate mortgage loans                      573,836      556,059        544,373        527,808      518,696
         Real estate construction loans                   82,349       75,583         78,064         62,057       55,605
      Total loans, gross                               1,250,052    1,182,433      1,172,967      1,126,423    1,078,464
      Allowance for loan losses                          (14,892)     (14,563)       (14,525)       (15,167)     (14,613)
      Premises and equipment                              21,182       20,599         19,853         20,118       18,996
      Cash value of life insurance                        41,099       40,699         40,479         40,196       39,844
      Goodwill                                            15,519       15,519         15,519         15,519       15,519
      Intangible assets                                    4,719        5,065          5,408          5,070        5,412
      Other assets                                        27,100       27,803         24,974         25,283       27,972
      Total assets                                     1,720,643    1,655,612      1,627,506      1,574,546    1,546,089
      Deposits
         Noninterest-bearing demand deposits             332,887      312,738        311,275        298,319      282,292
         Interest-bearing demand deposits                236,134      238,787        230,763        224,619      224,552
         Savings deposits                                466,062      484,660        474,414        474,345      476,798
         Time certificates                               365,094      362,564        332,381        294,858      283,710
      Total deposits                                   1,400,177    1,398,749      1,348,833      1,292,141    1,267,352
      Federal funds purchased & repurchase agreements     83,000       20,700         46,400         57,300       66,000
      Reserve for unfunded commitments                     1,671        1,632          1,532          1,049          916
      Other liabilities                                   24,161       25,483         23,219         19,971       19,397
      Other borrowings                                    27,628       28,176         28,152         27,159       22,866
      Junior subordinated debt                            41,238       41,238         41,238         41,238       41,238
      Total liabilities                                1,577,875    1,515,978      1,489,374      1,438,858    1,417,769
      Total shareholders' equity                         142,768      139,634        138,132        135,688      128,320
      Accumulated other
         comprehensive income (loss)                      (1,468)      (2,242)          (352)         1,155       (1,984)
      Average loans                                    1,209,061    1,167,039      1,142,483      1,098,442    1,029,425
      Average interest-earning assets                  1,511,668    1,464,028      1,433,641      1,399,342    1,351,774
      Average total assets                             1,679,653    1,628,827      1,592,464      1,552,743    1,505,261
      Average deposits                                 1,407,586    1,363,064      1,343,273      1,275,599    1,252,472
      Average total equity                              $143,196     $141,264       $138,727       $133,628     $129,481

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